EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333‑179215, No. 333-162430, No. 333-166249, No. 333-168966, No. 333-162374 and No. 333-173720 and Form S-8 No. 333-173719, No. 333-166813, No. 333-163124, No. 333-151859, No. 333-141738, No. 333-138368, No. 333-118729, No. 333-103129, No. 333-98245 and No. 333-48088 of Raptor Pharmaceutical Corp. of our reports dated March 13, 2013, relating to the consolidated financial statements and financial statement schedule of Raptor Pharmaceutical Corp. and its subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph regarding uncertainty about Raptor Pharmaceutical Corp.'s ability to continue as a going concern), and the effectiveness of internal control over financial reporting as of December 31, 2012, which appear in Raptor Pharmaceutical Corp.'s Transition Report on Form 10-KT for the four month period ended December 31, 2012.

/s/ Burr Pilger Mayer, Inc.
San Francisco, California
March 13, 2013